Exhibit 99.1

BALLY’S CORPORATION COMPLETES ACQUISITION OF JUMER’S CASINO & HOTEL

Expands Company’s Extensive National Reach into Twelfth State

Positions Bally’s to Capitalize on Lucrative Sports Betting Opportunities and Growing Illinois Gaming Market

PROVIDENCE, R.I., June 14, 2021 – Bally’s Corporation (NYSE: BALY), the premier, full-service, vertically integrated sports betting and iGaming company in the U.S., today announced that it has completed the previously announced acquisition of Jumer’s Casino & Hotel (“Jumer’s”) from Delaware North Companies Gaming & Entertainment, Inc. The total purchase price was $120 million, which the Company funded using available borrowings under its revolving credit facility.

George Papanier, President and Chief Executive Officer of Bally’s Corporation, said, “As the latest step in our ongoing portfolio diversification strategy, we are excited to complete our acquisition of Jumer’s and enter the rapidly growing Illinois gaming market. The closing provides Bally’s with the potential to capitalize on several lucrative sports betting opportunities, which we expect will drive revenue and cash flow growth. We are pleased to welcome Jumer’s into the Bally’s family, and look forward to leveraging our expertise to enhance the property’s operations.”

Bally’s expects this transaction to be immediately accretive to earnings based on the property’s strong fiscal year 2019 Adjusted EBITDA and performance since reopening during the COVID-19 pandemic. The acquisition also provides Bally’s the opportunity to capitalize on lucrative sports betting opportunities by further expanding its geographic footprint into the growing Illinois gaming market.

Jumer’s is located in the Quad Cities in Rock Island, Illinois and features a 40,000 square foot casino floor containing more than 870 slot machines and 25 table games, a 205-room hotel with 11 luxury suites, an events center, the Oculus Sports Bar, the Edje nightclub, and four restaurants.

Advisors

Citizens Capital Markets, Inc. served as financial advisor to Bally’s. Bass Berry Sims served as legal counsel on the transaction.

About Bally’s Corporation

Bally’s Corporation is the premier, full-service, vertically integrated sports betting and iGaming company in the U.S. with a B2B2C business model. It currently owns and manages 14 casinos across 10 states, a horse racetrack and 13 authorized OTB licenses in Colorado. It also owns Bet.Works, a first-in-class sports betting platform, Monkey Knife Fight, the fastest growing daily fantasy sports site in North America, and SportCaller, a leading global B2B free-to-play game provider.

With more than 6,000 employees, the Company’s operations, pro forma for pending acquisitions, include 15,558 slot machines, 465 table games and 5,355 hotel rooms. Upon closing the previously announced Tropicana Las Vegas (Las Vegas, NV) transaction, as well as completing the construction of a land-based casino near the Nittany Mall in State College, PA, Bally’s will own and manage 16 casinos across 11 states. Bally’s also maintains a multi-year market access partnership with Elite Casino Resorts, through which it will provide mobile sports betting in Iowa, and a temporary sports wagering permit to conduct online sports betting in the Commonwealth of Virginia. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY”.

Cautionary Note Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the securities laws. Forward-looking statements are statements as to matters that are not historical facts, and include statements about Bally's plans, objectives, expectations and intentions.

Forward-looking statements are not guarantees and are subject to risks and uncertainties. Forward-looking statements are based on Bally's current expectations and assumptions. Although Bally's believes that its expectations and assumptions are reasonable at this time, they should not be regarded as representations that Bally's expectations will be achieved. Actual results may vary materially. Forward-looking statements speak only as of the time of this document and Bally's does not undertake to update or revise them as more information becomes available, except as required by law.

Important factors beyond those that apply to most businesses, some of which are beyond Bally's control, that could cause actual results to differ materially from our expectations and assumptions include, without limitation:

•uncertainties surrounding the COVID-19 pandemic, including limitations on Bally's operations, increased costs, changes in customer attitudes, impact on Bally's employees and the ongoing impact of COVID-19 on general economic conditions;
•unexpected costs, difficulties integrating and other events impacting Bally's recently completed and proposed acquisitions and Bally's ability to realize anticipated benefits;
•risks associated with Bally's rapid growth, including those affecting customer and employee retention, integration and controls;

•risks associated with the impact of the digitalization of gaming on Bally's casino operations, Bally's expansion into iGaming and sports betting and the highly competitive and rapidly changing aspects of Bally's new interactive businesses generally;
•the very substantial regulatory restrictions applicable to Bally's, including costs of compliance;
•restrictions and limitations in agreements governing Bally's debt could significantly affect Bally's ability to operate our business and our liquidity; and
•other risks identified in Part I. Item 1A. "Risk Factors" of Bally's Annual Report on Form 10–K for the fiscal year ended December 31, 2020 as filed with SEC on March 10, 2021 and other filings with the SEC.

The foregoing list of important factors is not exclusive and does not include matters like changes in general economic conditions that affect substantially all gaming businesses.

You should not place undue reliance on Bally's forward-looking statements.

Investor Contact

Robert Lavan
Senior Vice President – Finance and Investor Relations
401-475-8564
InvestorRelations@ballys.com

Media Contact

Richard Goldman / David Gill
Kekst CNC
646-847-6102 / 917-842-5384
BallysMediaInquiries@kekstcnc.com